Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting , which appears in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ PricewaterhouseCoopers LLP

Buffalo, NY

March 19, 2015